Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 8, 2005
INDENTURE
Dated as of September 28, 2005
among
GSC HOLDINGS CORP. and GAMESTOP, INC., as Issuers,
the Initial Guarantors named therein, as Guarantors,
and
CITIBANK, NA., as Trustee

$650,000,000 8% Senior Notes due 2012
$300,000,000 Senior Floating Rate Notes due 2011

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 8, 2005, among GSC Holdings Corp., a Delaware corporation (the “Company”), GameStop, Inc., a Minnesota corporation (“GameStop” and, together with the Company, the Issuers”), the entities named on Exhibit 1 hereto (collectively the “EB Guarantors”) and Citibank, N.A., as Trustee (the “Trustee”).
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture dated as of September 28, 2005 (the “Indenture”), providing for the issuance of $650,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2012 (the “Senior Notes”) and $300,000,000 aggregate principal amount of Senior Floating Rate Notes due 2011 (the “Senior Floating Rate Notes” and, together with the Senior Notes, the “Notes”); and
     WHEREAS, subsequent to the execution of the Indenture and the issuance of the Notes, and pursuant to that certain Merger Agreement dated as of April 17, 2005, by and among the Company, GameStop Corp., GameStop, Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp., each of the EB Guarantors shall become subsidiaries of the Company; and
     WHEREAS, pursuant to and as contemplated by Section 5.01(b) of the Indenture, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for the EB Guarantors to expressly assume all the Obligations of a Guarantor under the Notes and the Indenture;
     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:
I.
ASSUMPTION OF GUARANTEES
     Each of the EB Guarantors, as provided by Section 5.01(b) of the Indenture, hereby unconditionally expressly assumes all of the Obligations of a Guarantor under the Notes and the Indenture as set forth in Section 5.01(b) of the Indenture; and the EB Guarantors may expressly exercise every right and power of a Guarantor under the Indenture.
II.
MISCELLANEOUS PROVISIONS
     A. Terms Defined.
     For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     B. Indenture.
     Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.
     C. Governing Law.
     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     D. Successors.
     All agreements of the Issuers and the Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     E. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

2

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS: GSC HOLDINGS CORP.
By:	/s/ David W. Carlson
	Name:	David W. Carlson
	Title:	Executive Vice President and Chief Financial Officer

GAMESTOP, INC.
By:	/s/ David W. Carlson
	Name:	David W. Carlson
	Title:	Executive Vice President and Chief Financial Officer

EB GUARANTORS: ELECTRONICS BOUTIQUE HOLDINGS CORP.
By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

EB INVESTMENT CORP.
By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

ELECTRONICS BOUTIQUE OF AMERICA INC.
By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

EB CATALOG COMPANY, INC.
By:	/s/ James A. Smith
	Name:	James A. Smith
	Title:	President

ELBO INC.
By:	/s/ John R. Panichello
	Name:	John R. Panichello
	Title:	President

EB FINANCE INC.
By:	/s/ James A. Smith
	Name:	James A. Smith
	Title:	President

EB INTERNATIONAL HOLDINGS INC.
By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President

4

EB GAMES CUSTOMER SERVICES, INC.
By:	/s/ James A. Smith
	Name:	James A. Smith
	Title:	President

EB SPECIALTY SERVICES, INC.
By:	/s/ James A. Smith
	Name:	James A. Smith
	Title:	President

EB SADSBURY SECOND, LLC
By:   Electronics Boutique of America Inc.,
          its sole Member

By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

EB SADSBURY GENERAL PARTNER, LP
By:   EB Sadsbury Second, LLC, its general
          partner
By:   Electronics Boutique of America Inc.,
          its sole Member

By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

5

EB SADSBURY PROPERTY HOLDING LP
By:   EB Sadsbury General Partner LP, its
          general partner

By:   EB Sadsbury Second, LLC, its general
          partner
By:   Electronics Boutique of America Inc.,
          its sole Member

By:	/s/ Jeffrey W. Griffiths
	Name:	Jeffrey W. Griffiths
	Title:	President and Chief Executive Officer

TRUSTEE:
CITIBANK, N.A.,
as Trustee

By:	/s/ Louis Piscitelli
	Name:	Louis Piscitelli
	Title:	Vice President

6